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                                                                    EXHIBIT 10.5


                             FIRST AMENDMENT TO THE
                        VNUS MEDICAL TECHNOLOGIES, INC.
                                1995 STOCK PLAN

                    This First Amendment to the VNUS Medical Technologies, Inc. 1995 Stock Plan (the "First Amendment") is adopted as of February 6, 1997 by the Board of Directors (the "Board") of VNUS Medical Technologies, Inc., a Delaware corporation (the "Company").

                                    RECITALS

             WHEREAS, the Company wishes to increase the maximum aggregate number of shares of common stock which may be issued upon exercise of options under the VNUS Medical Technologies, Inc. 1995 Stock Plan (the "Plan"); and

             WHEREAS, pursuant to Section 14 of the Plan, the Board may amend the Plan from time to time;

             NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of February 6, 1997:

             1. Stock Subject to the Plan.The first paragraph of Section 3 of the Plan is hereby amended in its entirety to read as follows:

             "3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock."


             2. This First Amendment shall be and hereby is incorporated in and forms a part of the Plan.

             3. Except as hereby amended, the Plan remains in full force and effect.

             4. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

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